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                           BLACK ROCK GOLF CORPORATION

News Release
For Immediate Release
June 10, 1998

Contact:  Black Rock Golf Corporation
          (303) 799-9901
          Jackson D. Rule, President, CEO and Chairman of the Board Gerald D. Fick, CFO, Treasurer and Secretary

                COMPANY MAKES COSTS CUTS TO CURB OPERATING LOSSES

JUNE 10, 1998--ENGLEWOOD, CO -- Black Rock Golf Corporation (NASDAQ: Small Caps:BLKRCK) announced today that it has undertaken immediate measures to reduce operating losses and attempt to improve cash flows. On May 29, 1998, the Company terminated eight employees and on June 5, 1998, six additional employees were terminated. The fourteen employees who have been terminated work in finance, marketing, customer service, information technology and administrative positions.

The layoffs will result in SG&A savings of approximately $360,000 annually. Additionally, Black Rock is undertaking an effort to thoroughly examine all of its other SG&A expenses to determine if other costs can be reduced.

Black Rock is currently engaged in negotiations with investors to raise debt and/or equity financing. In addition, Black Rock intends to actively and aggressively pursue discussions with possible acquirers and merger partners.

This release contains forward-looking statements that involve risks and uncertainties. The statements may differ materially from actual future events or results. Readers are referred to the documents filed by Black Rock with the U.S. Securities and Exchange Commission, specifically the most recent reports on Form 10-K and 10-Q and registration statement on Form SB-2, which identify important risk factors that could cause actual results to differ from those contained in the forward-looking statements.

Black Rock designs, develops and markets innovative, premium quality golf clubs ("Killer Bee" drivers and woods and "Stinger" irons) together with instructional videos intended to improve golfers scores.

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